EXBIHIT B

Purchaser Number:__________________________

CIRCLE OF WEALTH FUND III LLC

an Idaho limited liability company

SUBSCRIPTION AGREEMENT

THE MEMBERSHIP INTERESTS OF THE COMPANY SUBJECT TO THIS SUBSCRIPTION AGREEMENT ARE SECURITIES WHICH HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SELLING LITERATURE. THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES ARE EXEMPT FROM REGISTRATION. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE SEC. THE SEC HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THIS INVESTMENT INVOLVES A DEGREE OF RISK THAT MAY NOT BE SUITABLE FOR ALL PERSONS. ONLY THOSE INVESTORS WHO CAN BEAR THE LOSS OF A SIGNIFICANT PORTION OF THEIR INVESTMENT SHOULD PARTICIPATE IN THE INVESTMENT.

1.     SUBSCRIPTION.

AMOUNT OF INVESTMENT: $___________________________________________

NUMBER OF MEMBERSHIP INTERESTS PURCHASED: ___________________

Purchasers are required to electronically complete this Subscription Agreement for the desired investment amount. A Purchaser’s electronic signature, whether digital or encrypted, included in this Subscription Agreement is intended to authenticate this Subscription Agreement and to have the same force and effect as a manual signature. Electronic signature means any electronic symbol or process associated with a record and adopted by Purchaser with intent to sign such record.

Subject to the terms and conditions of the Agreement, the undersigned (“Purchaser”) hereby irrevocably subscribes for and agrees to purchase Membership Interests (“Membership Interests”) offered by CIRCLE OF WEALTH FUND III LLC, an Idaho limited liability company (the “Company”), in the amount indicated above, all in accordance with the terms and conditions of this Subscription Agreement, the Certificate of Formation (the “Certificate”), the Company’s Operating Agreement (“Operating Agreement”) and Offering Circular dated August 9, 2019, as amended (the “Offering Circular”).

(a)     Purchaser acknowledges and agrees that this subscription cannot be withdrawn, terminated, or revoked. Purchaser agrees to become a Member and to be bound by all the terms and conditions of the Operating Agreement. This subscription shall be binding on the heirs, executors, administrators, successors and assigns of the Purchaser. This subscription is not transferable or assignable by the Purchaser, except as expressly provided in the terms and conditions of the actual Operating Agreement.

(b)     This subscription may be rejected as a whole or in part by the Company in its sole and absolute discretion. If this subscription is rejected, the Purchaser’s funds shall be returned to the extent of such rejection. This subscription shall be binding on the Company only upon its acceptance of the same.

(c)     Neither the execution nor the acceptance of this Subscription Agreement constitutes the Purchaser as a Member, shareholder or secured creditor of the Company. This is an agreement only to purchase the Membership Interests in the amount set forth above; and the Purchaser will become a Member (and not a shareholder or secured creditor) only after the Purchaser’s funds are duly transferred to the account of the Company and the Membership Interests are issued thereupon to the Purchaser. Until such time, the Purchaser shall have only those rights as may be set forth in this Subscription Agreement.

SUBSCRIPTION AGREEMENT	CIRCLE OF WEALTH FUND III LLC

(d)     The offering of Membership Interests is described in the Offering Circular, that is available through the online website platform https://invest.securedinvestmentcorp.com (“Platform”), which is hosted by CrowdEngine Inc., and operated by the Company. Purchaser must read this Agreement, the Offering Circular, and Operating Agreement. By signing electronically below, Purchaser agrees to the following terms together with the Platform’s Terms and Conditions, Terms of Use, and consent to the Platform’s Privacy Policy, and agree to transact business with the Company and to receive communications relating to the Membership Interests electronically.

(e)     Once Purchaser makes a funding commitment to purchase Membership Interests, it is irrevocable until the Membership Interests are issued, the purchase is rejected by the Company, or the Company otherwise determines not to proceed with the transaction.

(f)     The Purchaser’s rights and responsibilities will be governed by the terms and conditions of this Subscription Agreement, the Offering Circular, the Certificate and Operating Agreement. If Purchaser is deemed an Accredited Investor, the Company will rely upon the information provided in this Subscription Agreement to confirm that the Purchaser is an “Accredited Investor” as defined in Regulation D promulgated under the Act. If Purchaser is a non-accredited investor, the Company will reply upon the information provided in this Subscription Agreement to confirm that the Purchaser is sophisticated and meets the non-accredited suitability standards further outlined below, that will allow the investor to purchase Membership Interests.

(g)     Should the process from depositing an investor’s funds into the account of the Company and acceptance as a Member take longer than Fifteen (15) days, the Investor may request in writing to recover his, her or its investment funds. If, upon receipt of such request in writing, the Company has not yet accepted the Investor as a Member, then the Company may, in its sole and absolute discretion, return the Investor’s funds to the investor and revoke the Subscription Agreement within Ten (10) business days of receipt of such request from the Investor.

2.     REPRESENTATIONS AND WARRANTIES BY THE PURCHASER. The Purchaser represents, warrants, and agrees as follows:

(a)     I have received and read the Offering Circular and its Exhibits, the Certificate and the terms and conditions of the Operating Agreement, and I am thoroughly familiar with the proposed business, operations, properties and financial condition of the Company. I have relied solely upon the Offering Circular and independent investigations made by me or my representative with respect to the investment in Membership Interests. No oral or written representations beyond the Offering Circular have been made or relied upon.

(b)     I have read and understand the Certificate and Operating Agreement and understand how the Company functions as a corporate entity. By purchasing the Membership Interests and executing this Subscription Agreement, I hereby agree to the terms and provisions of the Operating Agreement.

(c)     I understand that the Company has limited financial and operating history. I have been furnished with such financial and other information concerning the Company, its management, and its business, as I consider necessary in connection with the investment in Membership Interests. I have been given the opportunity to discuss any questions and concerns with the Company.

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SUBSCRIPTION AGREEMENT	CIRCLE OF WEALTH FUND III LLC

(d)     I am purchasing Membership Interests for my own account (or for a trust if I am a trustee), for investment purposes and not with a view or intention to resell or distribute the same. I have no present intention, agreement, or arrangement to divide my participation with others or to resell, assign, transfer, or otherwise dispose of all or part of the Membership Interests.

(e)     I or my investment advisors have such knowledge and experience in financial and business matters that will enable me to utilize the information made available to evaluate the risks of the prospective investment and to make an informed investment decision. I have been advised to consult my own attorney concerning this investment and to consult with independent tax counsel regarding the tax considerations of participating in the Membership Interests and the Company.

(f)     I have carefully reviewed and understand the risks of investing in the Membership Interests, including (without limitation) those set forth in the Offering Circular and the terms and conditions of the Operating Agreement. I have carefully evaluated my financial resources and investment position and acknowledge that I am able to bear the economic risks of this investment. I further acknowledge that my financial condition is such that I am not under any present necessity or constraint to dispose of the Membership Interests to satisfy any existent or contemplated debt or undertaking. I have adequate means of providing for my current needs and possible contingencies, have no need for liquidity in my investment, and can afford to lose some or all of my investment.

(g)     I have been advised that the Membership Interests have not been registered under the Securities Act of 1933, as amended (the “Act”), or qualified under any State Securities Laws (the “Law”), on the ground, among others, that no distribution or public offering of the Membership Interests is to be effected and the Membership Interests will be issued by the Company in connection with a transaction that does not involve any public offering within the meaning of section 4(2) of the Act or of the Law, under the respective rules and regulations of the Securities and Exchange Commission.

(h)     The information that the Purchaser has furnished herein, including (without limitation) the information furnished by Purchaser to the Company upon creating an account in the Platform regarding Purchaser’s qualification as an (i) an “accredited investor” as that term is defined in Rule 501 under Regulation D promulgated under the Act, and/or as (ii) a “Qualified Purchaser” defined Section 3 below, is correct and complete as of the date of this Agreement and will be correct and complete on the date, if any, that the Company accepts this subscription. Further, the Purchaser hereby agrees to immediately notify the Company of any change in any statement made herein prior to the Purchaser’s receipt of the Company’s acceptance of this Subscription, including, without limitation, Purchaser’s status as an “accredited investor” and/or Qualified Purchaser. The representations and warranties made by Purchaser may be fully relied upon by the Company and by any investigating party relying on them.

(i)       The amount Membership Interests being purchased by the Purchaser does not exceed Ten Percent (10%) of the greater of Purchaser’s annual income or net worth (for natural persons), or Ten Percent (10%) of the greater of the Purchaser’s annual revenue or net assets at fiscal year-end (for entities).

(j)       The Purchaser, if an entity, is, and shall at all times while it holds Membership Interests remain, duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of the United States of America of its incorporation or organization, having full power and authority to own its properties and to carry on its business as conducted. The Purchaser, if a natural person, is Eighteen (18) years of age or older, competent to enter into a contractual obligation, and a citizen or resident of the United States of America. The principal place of business or principal residence of the Purchaser is as shown on the signature page of this Agreement.

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SUBSCRIPTION AGREEMENT	CIRCLE OF WEALTH FUND III LLC

(k)     The Purchaser has the requisite power and authority to deliver this Agreement, perform his, her or its obligations set forth herein, and consummate the transactions contemplated hereby. The Purchaser has duly executed and delivered this Agreement and has obtained the necessary authorization to execute and deliver this Agreement and to perform his, her or its obligations herein and to consummate the transactions contemplated hereby. This Agreement, assuming the due execution and delivery hereof by the Company, is a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms.

(l)       All information which I have furnished in this Subscription Agreement concerning myself, my financial position, and my knowledge of financial and business matters is correct, current, and complete.

3.     INVESTOR SUITABILITY STANDARDS. The Company intends to sell the Membership Interests to qualified investors, including (i) “accredited investors” under Rule 501(a) of Regulation D (as explained below) and (ii) all other Investors so long as their investment in the Membership Interests does not represent more than Ten Percent (10%) of the greater of the Investor’s, alone or together with a spouse, annual income or net worth (for natural persons), or Ten Percent (10%) of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons). The Membership Interests are offered hereby and sold to Investors that meet one of the categories (i.e., Accredited Investors and Investors whose investment in the Membership Interests does not represent more than Ten Percent (10%) of the applicable amount).

To qualify as an “Accredited Investor”, for purposes of satisfying one of the tests in the “qualified purchaser” definition, an Investor must meet ONE of the following conditions:

(a)     Any bank as defined in section 3(a)(2) of the Act, or any savings and loan association or other institution as defined in section 3(a)(5)(A) of the Act whether acting in its individual or fiduciary capacity; any broker or dealer registered pursuant to section 15 of the Securities Exchange Act of 1934; any insurance company as defined in section 2(13) of the Act; any investment company registered under the Investment Company Act of 1940 or a business development company as defined in section 2(a)(48) of that Act; any Small Business Investment Company licensed by the U.S. Small Business Administration under section 301(c) or (d) of the Small Business Investment Act of 1958; any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has total assets in excess of $5,000,000.00; any employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 if the investment decision is made by a plan fiduciary, as defined in section 3(21) of such Act, which is either a bank, savings and loan association, insurance company, or registered adviser, or if the employee benefit plan has total assets in excess of $5,000,000.00 or, if a self-directed plan, with investment decisions made solely by persons that are accredited investors;

(b)     Any private business development company as defined in section 202(a)(22) of the Investment Advisers Act of 1940;

(c)     Any organization described in section 501(c)(3) of the Internal Revenue Code, limited liability company, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

(d)     Any director, executive officer, or general partner of the issuer of the securities being offered or sold, or any director, executive officer, or general partner of a general partner of that issuer;

(e)     Any natural person whose individual net worth, or joint net worth with that person’s spouse, at the time of his purchase exceeds $1,000,000.00 (excluding the person’s primary residence);

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SUBSCRIPTION AGREEMENT	CIRCLE OF WEALTH FUND III LLC

(f)     Any natural person who had an individual income in excess of $200,000.00 in each of the two most recent years or joint income with that person’s spouse in excess of $300,000.00 in each of those years and has a reasonable expectation of reaching the same income level in the current year;

(g)     Any trust, with total assets in excess of $5,000,000.00, not formed for the specific purpose of acquiring the securities offered, whose purchase is directed by a sophisticated person as described in § 230.506(b)(2)(ii); or

(h)     Any entity in which all of the equity owners are accredited investors.

For Purchasers who are not Accredited Investors, there are limitations on the aggregate purchase price of Membership Interests that may be paid by the Investor which is not more than Ten percent (10%) of the greater of such Purchaser’s:

(a)     Annual income or net worth if a natural person (with annual income and net worth for such natural person purchaser determined as provided in Rule 501); or

(b)     Revenue or net assets for such purchaser’s most recently completed fiscal year end if a non-natural person.

Annual income and net worth should be calculated as provided in the Accredited Investor definition under Rule 501 of Regulation D, as explained above. In particular, net worth in all cases should be calculated excluding the value of an Investor’s home, home furnishings and automobiles.

4.     AGREEMENT TO REFRAIN FROM RESALE. The Purchaser agrees not to pledge, hypothecate, sell, transfer, assign or otherwise dispose of any Membership Interests, nor receive any consideration for Membership Interests from any person, unless

(a)     A registration statement on a form appropriate for the purpose under the Act with respect to the Membership Interests proposed to be so disposed of shall be then effective and such disposition shall have been appropriately qualified in accordance with applicable securities laws; or

(b)     All of the following shall have occurred: (i) the Manager has agreed to such transfer, and (ii) the Purchaser shall have furnished the Company with an opinion of the Purchaser’s counsel in form and substance satisfactory to the Company to the effect that such disposition will not require registration of such Membership Interests under the Act or qualification of such Membership Interests under any other securities law.

5.     POWER OF ATTORNEY.

(a)     The Purchaser irrevocably constitutes and appoints the Company with full power of substitution as his/her true and lawful attorney-in-fact and agent, to execute, acknowledge, verify, swear to, deliver, record, and file, in the Purchaser’s name or his/her assignee’s name, place, and stead, all instruments, documents, and certificates that may from time to time be required by the laws of the United States of America, the State of Idaho, and any other state in which the Company conducts or plans to conduct business, or any political subdivision or agency of the government, to effectuate, implement, and continue the valid existence of the Company, including, without limitation, the power of attorney and authority to execute, verify, swear to, acknowledge, deliver, record and file the following:

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SUBSCRIPTION AGREEMENT	CIRCLE OF WEALTH FUND III LLC

(i)     the Membership Interests, the Operating Agreement, the Articles and all other instruments (including amendments thereto) that the Company deems appropriate to form, qualify or continue the Company as a limited liability company in the State of Idaho and all other jurisdictions in which the Company conducts or plans to conduct business;

(ii)     all instruments that the Company deems appropriate to reflect any amendment to the Articles or Operating Agreement, or modification of the Company, made in accordance with the terms of the Articles or Operating Agreement;

(iii)   a fictitious business name certificate and such other certificates and instruments as may be necessary under the fictitious or assumed name statute from time to time in effect in the State of Idaho and all other jurisdictions in which the Company conducts or plans to conduct business;

(iv)   all instruments relating to the admission of any additional Members or other shareholders, owners or creditors, whether secured or unsecured; and

(v)   all conveyances and other instruments that the Company deems appropriate to reflect the dissolution and termination of the Company pursuant to the terms of the Articles and the Operating Agreement.

(b)     The power of attorney granted is a special power of attorney and shall be deemed to be coupled with an interest, shall be irrevocable, shall survive the death, dissolution, bankruptcy, or legal disability of the Purchaser, and shall extend to the Purchaser’s heirs, successors, and assigns. The Purchaser agrees to be bound by any representations made by the Company acting in good faith under such power of attorney, and each Member waives any and all defenses that may be available to contest, negate, or disaffirm any action of the Company taken in good faith under such power of attorney.

6       MISCELLANEOUS.

(a)     CHOICE OF LAWS: This Subscription Agreement will be governed by and construed in accordance with the laws of the State of Idaho, without giving effect to its choice of laws rules.

(b)     ENTIRE AGREEMENT: This Subscription Agreement constitutes the entire agreement between the parties and may be amended only by written agreement between all parties.

(c)     ARBITRATION: Either party may, at its sole election, require that the sole and exclusive forum and remedy for resolution of a Claim be final and binding arbitration pursuant to this section (this “Arbitration Provision”). The arbitration shall be conducted in the State of Idaho in the Coeur d’Alene area. As used in this Arbitration Provision, “Claim” shall include any past, present, or future claim, dispute, or controversy involving Purchaser (or persons claiming through or connected with Purchaser), on the one hand, and the Company, on the other hand, relating to or arising out of this Agreement, and/or the activities or relationships that involve, lead to, or result from any of the foregoing, including (except to the extent provided otherwise in the last sentence of sub-section (iv) below) the validity or enforceability of this Arbitration Provision, any part thereof, or the entire Agreement. Claims are subject to arbitration regardless of whether they arise from contract; tort (intentional or otherwise); a constitution, statute, common law, or principles of equity; or otherwise. Claims include (without limitation) matters arising as initial claims, counter-claims, cross-claims, third-party claims, or otherwise. This Arbitration Provision applies to claims under the U.S. federal securities laws and to all claims that that are related to the Company, including with respect to this offering, our holdings, the common shares, our ongoing operations and the management of our investments, among other matters. The scope of this Arbitration Provision is to be given the broadest possible interpretation that is enforceable.

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SUBSCRIPTION AGREEMENT	CIRCLE OF WEALTH FUND III LLC

(i)     The party initiating arbitration shall do so with the American Arbitration Association (the “AAA”) or JAMS. The arbitration shall be conducted according to, and the location of the arbitration shall be determined in accordance with, the rules and policies of the administrator selected, except to the extent the rules conflict with this Arbitration Provision or any countervailing law. In the case of a conflict between the rules and policies of the administrator and this Arbitration Provision, this Arbitration Provision shall control, subject to countervailing law, unless all parties to the arbitration consent to have the rules and policies of the administrator apply

(ii)   If the Company elects arbitration, the Company shall pay all the administrator’s filing costs and administrative fees (other than hearing fees). If Purchaser elects arbitration, filing costs and administrative fees (other than hearing fees) shall be paid in accordance with the rules of the administrator selected, or in accordance with countervailing law if contrary to the administrator’s rules. The Company shall pay the administrator’s hearing fees for one full day of arbitration hearings. Fees for hearings that exceed one day will be paid by the party requesting the hearing, unless the administrator’s rules or applicable law require otherwise, or Purchaser requests that the Company pay them and the Company agree to do so. Each party shall bear the expense of its own attorney’s fees, except as otherwise provided by law. If a statute gives Purchaser the right to recover any of these fees, these statutory rights shall apply in the arbitration notwithstanding anything to the contrary herein

(iii)    Within 30 days of a final award by the arbitrator, a party may appeal the award for reconsideration by a three-arbitrator panel selected according to the rules of the arbitrator administrator. In the event of such an appeal, an opposing party may cross-appeal within 30 days after notice of the appeal. The panel will reconsider de novo all aspects of the initial award that are appealed. Costs and conduct of any appeal shall be governed by this Arbitration Provision and the administrator’s rules, in the same way as the initial arbitration proceeding. Any award by the individual arbitrator that is not subject to appeal, and any panel award on appeal, shall be final and binding, except for any appeal right under the Federal Arbitration Act (the “FAA”), and may be entered as a judgment in any court of competent jurisdiction.

(iv)    The Company agrees not to invoke the Company’s right to arbitrate an individual Claim that you may bring in Small Claims Court or an equivalent court, if any, so long as the Claim is pending only in that court. EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, NO ARBITRATION SHALL PROCEED ON A CLASS, REPRESENTATIVE, OR COLLECTIVE BASIS (INCLUDING AS PRIVATE ATTORNEY GENERAL ON BEHALF OF OTHERS), EVEN IF THE CLAIM OR CLAIMS THAT ARE THE SUBJECT OF THE ARBITRATION HAD PREVIOUSLY BEEN ASSERTED (OR COULD HAVE BEEN ASSERTED) IN A COURT AS CLASS REPRESENTATIVE, OR COLLECTIVE ACTIONS IN A COURT.

(d)       TERMINATION OF AGREEMENT: If this subscription is rejected by the Company, then this Subscription Agreement shall be null and void and of no further force and effect and no party shall have any rights against any other party hereunder and the Company shall promptly return the funds delivered with this Subscription Agreement.

(e)       TAXES. The discussion of the federal income tax considerations arising from investment in the Company, as set forth in the Offering Circular, is general in nature and the federal income tax considerations to the Purchaser of investment in the Membership Interests will depend on individual circumstances. The Offering Circular does not discuss state income tax considerations, which may apply to all or substantially all Purchasers. There can be no assurance that the Internal Revenue Code or the Regulations under the Code will not be amended in a manner adverse to the interests of the Purchaser or the Company.

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SUBSCRIPTION AGREEMENT	CIRCLE OF WEALTH FUND III LLC

(f)       DULY AUTHORIZED. If the Purchaser is a limited liability company, partnership, trust, or other entity, the individual(s) signing in its name is(are) duly authorized to execute and deliver this Subscription Agreement on behalf of such entity, and the purchase of the Membership Interests by such entity will not violate any law or agreement by which it is bound.

(g)       LIMITED TRANSFERABILITY. The Purchaser understands that the Membership Interests will have limited transferability, accordingly, that Membership Interests must be held indefinitely unless they are subsequently registered under the Act and any other applicable securities law or exemptions from such registration is available. The Purchaser understands that the Company is under no obligation to register Membership Interests under the Act, to qualify Membership Interests under any federal or state securities law, or to comply with Regulation A or any other exemption under the Act or any other law.

(h)       MEMBERSHIP INTERESTS CONTAIN RESTRICTIVE LEGEND. Any documents or certificates issued to evidence ownership of the Membership Interests will bear restrictive legends notifying prospective purchasers of the transfer restrictions set forth above, and the Company will not permit transfer of any Membership Interests on the books of the Company in violation of such restrictions.

(i)        SUCCESSORS. The representations, warranties and agreements contained in this Subscription Agreement shall be binding on the Purchaser’s successors, assigns, heirs and legal representatives and shall inure to the benefit of the respective successors and assigns of the Company and its directors and officers. If the Purchaser is more than one person, the obligations of all of them shall be joint and several, and the representations and warranties contained herein shall be deemed to be made by, and to be binding upon, each such person and his heirs, executors, administrators, successors, and assigns.

(j)        ELECTRONIC SIGNATURE. This Subscription Agreement may be hereby executed and delivered in counterparts by electronic signature with the same effect as if the parties executing the counterparts had all executed one counterpart. Counterparts may be delivered via facsimile, electronic mail (including .pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., clicking “I agree” or use of www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. Each party consents and agrees that its electronic signature meets the requirements of an original signature as if actually signed by such party in writing. Further, each party agrees that no certification authority or other third-party verification is necessary to the enforceability of its signature. No party hereto may raise the use of an electronic signature as a defense to the enforcement of this Agreement or any amendment or other document executed in compliance with this Section.

(k)      CONSENT TO ELECTRONIC DELIVERY. Purchaser hereby agrees that the Company may deliver all notices, financial statements, valuations, reports, reviews, analyses or other materials, and any and all other documents, information and communications concerning the affairs of the Company and its investments, including, without limitation, information about the investment, required or permitted to be provided to Purchaser under the Notes or hereunder by means electronic mail or by posting on the Company’s Platform (or through Purchaser’s Platform account). Because the Company operates principally on the Internet, Purchaser will need to consent to transact business with the Company online and electronically. By entering into this Subscription Agreement, Purchaser consents to receive electronically all documents, communications, notices, Notes, contracts, and agreements arising from or relating in any way to Purchaser or the Company’s rights, obligations or services under this Agreement (each, a “Company Disclosure”). The decision to do business with the Company electronically is solely of the Purchaser.

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SUBSCRIPTION AGREEMENT	CIRCLE OF WEALTH FUND III LLC

(i)      Scope of Consent. Purchaser hereby consents and agrees to receive Company Disclosures and transact business electronically, and Purchaser’s agreement to do so, applies to any transactions to which such Company Disclosures relate, including the Membership Interests issued to Purchaser.

(ii)     Consenting to Do Business Electronically. Before deciding to do business electronically with the Company, Purchaser should consider whether Purchaser has the following required hardware and software capabilities: (i) access to the Internet; an email account and related software capable of receiving email through the Internet; (ii) a web browser that supports secure sessions; and (iii) hardware capable of running all necessary software.

(iii)    Updates Affecting Delivery of Company Disclosures. Purchaser agrees to keep the Company informed of any change in Purchaser’s email or home mailing address so that Purchaser can continue to receive all Company Disclosures in a timely manner. If Purchaser’s registered e-mail address, registered residence address or telephone number changes, Purchaser must promptly notify the Company of the change by updating Purchaser’s account information on the Company’s Platform. Purchaser hereby agrees and acknowledges that, as of the date hereof, Purchaser is able to access, receive and retain all Company Disclosures electronically sent via email or posted on the Platform.

(l)       INDEMNIFICATION. The Purchaser shall indemnify and defend the Company and its directors and officers from and against any and all liability, damage, cost, or expense (including attorneys’ fees) arising out of or in connection with:

(i)      Any inaccuracy in, or breach of, any of the Purchaser’s declarations, representations, warranties or covenants set forth in this document or any other document or writing delivered to the Company;

(ii)     Any disposition by the Purchaser of any Membership Interests in violation of this Agreement, the Certificate or Operating Agreement, or any applicable law; or

(iii)    Any action, suit, proceeding or arbitration, whether threatened, pending or actual, alleging any of the foregoing.

7.      FURTHER REPRESENTATIONS. Purchaser (whether an individual or entity) understands that the Company will be relying on the accuracy and completeness of the statements and responses contained in this Subscription Agreement. Purchaser represents and warrants to the Company as follows:

(a)      My statements and responses contained in this Subscription Agreement are complete and correct and may be relied on by the Company for the purpose of complying with all applicable security laws and to determine whether I am a suitable investor.

(b)       I will notify the Company immediately of any material change in any statement or response made in this Subscription Agreement before acceptance by the Company of this subscription.

(c)       I have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of the prospective investment, or I have consulted with Investment Advisors and other professional advisors who have sufficient knowledge and experience in financial and business matters to evaluate the merits and risks of prospective investment.

(d)       I am able to bear the economic risk of an investment in the Membership Interests for an indefinite period of time and understand that an investment in the Membership Interests is illiquid and may result in a complete loss of such investment.

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SUBSCRIPTION AGREEMENT	CIRCLE OF WEALTH FUND III LLC

(e)       Purchaser understands and agrees that the Company is relying upon the truthfulness of the certification being made by Purchaser as to Purchaser’s status as an Accredited Investor. Purchaser further understands and agrees that the Company may request to be shown, in confidence, documentation reasonably satisfactory to the Company supporting the certification by the Purchaser as to the Purchaser’s status as an Accredited Investor. The Company reserves the right to refuse to accept any subscription as to which the Company is not satisfied (in its sole and absolute discretion) that the Purchaser is an Accredited Investor.

(f)       Purchaser understands and agrees that the Company is relying upon the truthfulness of the certification being made by Purchaser as to Purchaser’s suitability as a non-accredited investor. Purchaser further understands and agrees that the Company may request to be shown, in confidence, documentation (including but not limited to income tax returns, bank statements, W-2 forms, etc.) reasonably satisfactory to the Company supporting the certification by the Purchaser as to the Purchaser’s financial condition and capability to meet the non-accredited investor suitability standards provided to Purchaser. The Company reserves the right to refuse to accept any subscription as to which the Company is not satisfied (in its sole and absolute discretion) that the Purchaser is an Accredited Investor.

(g)       Purchaser agrees and understands that in making this investment, Purchaser: (a) must have sufficient knowledge and experience in such financial and business matters to be capable of evaluating the merits and risks of a purchase of the Membership Interests; or (b) must retain the services of an “Investment Advisor” (who may be an attorney, accountant, or other financial adviser unaffiliated with, and who is not compensated by, the Company or any affiliate or selling agent of the Company, directly or indirectly) for the purpose of aiding in the evaluation of this particular transaction.

[Signature Page to Subscription Agreement follows]

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SUBSCRIPTION AGREEMENT	CIRCLE OF WEALTH FUND III LLC

[Signature Page to Subscription Agreement]

FOR GOOD AND VALID CONSIDERATION, the receipt and sufficiency of which are hereby acknowledged, the Purchaser, intending to be legally bound, has executed this Subscription Agreement on ___________________________ ______, _________.

BY PURCHASING MEMBERSHIP INTERESTS AND EXECUTING THIS SUBSCRIPTION AGREEMENT, EACH PURCHASER HEREBY AGREES, UPON ACCEPTANCE BY THE COMPANY, TO BE LEGALLY BOUND BY THE TERMS OF THE OPERATING AGREEMENT.

Name of Entity (if applicable)(printed or typed)

Purchaser Signature	Co-Purchaser Signature

Name and title (if applicable) of person signing	Name and title (if applicable) of person signing

Purchaser E-mail Address	Co-Purchaser E-mail Address

Purchaser Address	Co- Purchaser Address

Purchaser Telephone	Co-Purchaser Telephone

ACCEPTANCE: (NOT VALID UNTIL ACCEPTED BY COMPANY)

ACCEPTANCE

The Company has accepted this Subscription Agreement as of this ___day of ________________, 20___, by the signature of a duly authorized representative.

CIRCLE OF WEALTH FUND III LLC an Idaho limited liability company

By:
Name	Lee Aaron Arnold
Title:	President and Chief Executive Officer of Secured Investment Corp., Manager of the Company

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